As filed with the Securities and Exchange Commission on June 3, 2003
                                                    Registration No. 333-102158
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              HIBERNIA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                Louisiana                                   72-0724532
      (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                  Identification No.)

          313 Carondelet Street                               70130
          New Orleans, Louisiana                            (Zip Code)
 (Address of Principal Executive Offices)


                              HIBERNIA CORPORATION
                            LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)


                                Cathy E. Chessin
            Executive Vice President, Corporate Counsel and Secretary
                              Hibernia Corporation
                         225 Baronne Street, 11th Floor
                              New Orleans, LA 70112
                     (Name and Address of Agent for Service)

                                 (504) 533-3299
          (Telephone Number, Including Area Code, of Agent For Service)











                              EXPLANATORY STATEMENT


         The purpose of this Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-102158 for the Hibernia Corporation Long-Term Incentive Plan (the "LTIP"), is to deregister certain shares registered for issuance under the LTIP. The Form S-8 originally registered 4,746,958 shares of class A common stock of Hibernia Corporation ("Hibernia"), no par value, for issuance under the LTIP. Of the shares previously registered, 793,056 shares were not issued under the LTIP.

         On April 23, 2003, the shareholders of Hibernia approved the 2003 Long-Term Incentive Compensation Plan (the "2003 LTICP"). Under the terms of the 2003 LTICP, shares that were previously authorized for issuance under the LTIP, but were not issued are available for issuance under the 2003 LTICP. This Post-Effective Amendment No. 1 deregisters 793,056 shares. Hibernia is contemporaneously filing a new Registration Statement on Form S-8 to register shares issuable under the 2003 LTICP. Hibernia intends to carry forward 785,206 shares (with an associated filing fee of approximately $1,377.60) of the 793,056 deregistered shares to the new Registration Statement.





                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 2nd day of June, 2003.



                                  HIBERNIA CORPORATION

                                  By: /s/ Cathy E. Chessin
                                      Cathy E. Chessin
                                      Executive Vice President,
                                      Corporate Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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


         Signature                                            Title                        Date


E.R. "Bo" Campbell*                                  Chairman of the Board              June 2, 2003
--------------------------------------------         of Directors
E.R. "Bo" Campbell

/s/ J. Herbert Boydstun                              President and Chief                June 2, 2003
--------------------------------------------         Executive Officer and Director
J. Herbert Boydstun                                  (principal executive officer)

/s/ Marsha M. Gassan                                 Chief Financial Officer            June 2, 2003
---------------------------------------------        (principal financial officer)
Marsha M. Gassan

/s/ Jan M. Macaluso                                  Chief Accounting Officer           June 2, 2003
--------------------------------------------         (principal accounting officer)
Jan M. Macaluso

Paul Candies*                                                 Director                  June 2, 2003
--------------------------------------------
Paul Candies

Richard W. Freeman, Jr.*                                      Director                  June 2, 2003
--------------------------------------------
Richard W. Freeman, Jr.

Dick H. Hearin*                                               Director                  June 2, 2003
--------------------------------------------
Dick H. Hearin

Randall E. Howard*                                            Director                  June 2, 2003
--------------------------------------------
Randall E. Howard

Elton R. King*                                                Director                  June 2, 2003
--------------------------------------------
Elton R. King

Sidney W. Lassen*                                             Director                  June 2, 2003
--------------------------------------------
Sidney W. Lassen

Janee "Gee" Mercadel-Tucker*                                  Director                  June 2, 2003
--------------------------------------------
Janee "Gee" Mercadel-Tucker

Ray B. Nesbitt*                                               Director                  June 2, 2003
--------------------------------------------
Ray B. Nesbitt

William C. O'Malley*                                          Director                  June 2, 2003
--------------------------------------------
William C. O'Malley

Robert T. Ratcliff*                                           Director                  June 2, 2003
--------------------------------------------
Robert T. Ratcliff



*By:  /s/ Cathy Chessin
      -----------------------------------------------
      Cathy E. Chessin
      Attorney-in-Fact pursuant to Powers of Attorney
      Filed as Exhibit 24 to Form S-8, Registration
      Statement No. 333-102158

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